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                                                                  Exhibit 10.11


                             LINENS 'N THINGS, INC.
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                     1996 NON-EMPLOYEE DIRECTOR STOCK PLAN
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                             LINENS 'N THINGS, INC.
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                      1996 NON-EMPLOYEE DIRECTOR STOCK PLAN

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1.    Purpose..........................................................   1

2.    Definitions......................................................   1

3.    Shares Available Under the Plan..................................   2

4.    Administration of the Plan.......................................   2

5.    Eligibility......................................................   2

6.    Stock Options....................................................   2

7.    Grants of Stock Units............................................   3

8.    Deferral of Cash Fees in the Form of Stock Units.................   4

9.    Crediting of Dividend Equivalents................................   4

10.   Adjustment Provisions............................................   5

11.   Changes to the Plan..............................................   5

12.   General Provisions...............................................   5
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                             LINENS 'N THINGS, INC.

                      1996 NON-EMPLOYEE DIRECTOR STOCK PLAN


      1. PURPOSE. The purpose of this 1996 Non-Employee Director Stock Plan (the "Plan") is to assist Linens 'n Things, Inc., a Delaware corporation (the "Company"), in attracting and retaining highly qualified persons to serve as non-employee directors and to more closely align such directors' interests with the interests of stockholders of the Company by providing a significant portion of their compensation in the form of Company stock.

      2. DEFINITIONS. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:

            (a) "Board" means the Company's Board of Directors.

            (b) "Cause" means a director's conviction of a felony or a director's willful act of fraud, serious dishonesty, or other act materially harmful to the Company.

            (c) "Change in Control" shall be defined in the manner set forth in the Company's 1996 Incentive Compensation Plan, as of the effective date of the Plan.

            (d) "Disability" means a physical or mental incapacity of long duration which, in the reasonable determination of the Board, renders the Participant unable to perform the duties of a director of the Company.

            (e) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

            (f) "Fair Market Value" of Stock means, as of any given date, the closing sale price per share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Stock is traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported.

            (g) "Option" means the right, granted to a Participant under Section 6, to purchase Stock at a specified exercise price for a specified period of time under the Plan.

            (h) "Participant" means a director who has been granted or acquired Options or Stock Units which have not yet been exercised, settled or forfeited under the Plan.

            (i) "Initial Public Offering" means the initial offering by the Company of its Stock to the public.

            (j) "Retirement" means ceasing to serve as a director at or after attaining age 65.

            (k) "Stock" means the Company's Common Stock and such other securities as may be substituted (or resubstituted) for Stock pursuant to
      Section 10 hereof.

            (l) "Stock Unit" means the credit to a Participant's account under Sections 7, 8, or 9 hereof, which credit is denominated in shares and represents the right to receive one
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      share of Stock upon settlement of the Stock Unit account for each such credited Stock Unit, subject to such conditions as are imposed under the Plan.

      3. SHARES AVAILABLE UNDER THE PLAN. Subject to adjustment as provided in
Section 10 hereof, the total number of shares of Stock reserved and available for issuance under the Plan is 200,000. Such shares may be authorized but unissued shares, treasury shares or shares acquired in the market for the account of the Participant. If any Option or Stock Unit expires or terminates for any reason without having been exercised or settled, the unpurchased or undelivered shares subject to the Option or Stock Unit will again be available for delivery under the Plan. Shares surrendered in payment of the exercise price of any Option will again be available for delivery under the Plan.

      4. ADMINISTRATION OF THE PLAN. The Plan will be administered by the Board.

      5. ELIGIBILITY. Each director of the Company who, on any date on which Options or Stock Units are to be granted under Sections 6 or 7 hereof or on which fees are to be paid which could be deferred under Section 8 hereof, is not an executive officer or employee, either full-time or part-time, of (i) the Company, (ii) any parent of the Company, or (iii) any subsidiary of the Company, will be eligible, at such date, to be granted Options under Section 6 hereof or Stock Units under Section 7 hereof or to defer fees in the form of Stock Units under Section 8 hereof, as the case may be. No person other than those specified in this Section 5 will be eligible to participate in the Plan.

      6. STOCK OPTIONS. An Option to purchase 7,000 shares of Stock will be granted to each director of the Company at the close of business on the later of the date of the Initial Public Offering or such director's initial election to the Board, if such director is then eligible to receive an Option grant under the Plan. In addition, an Option to purchase 700 shares of Stock will be granted to each director of the Company who, at the close of business on the date of each annual meeting of the Company's stockholders commencing with the calendar year following his or her initial election to the Board, is then eligible to receive an Option grant under the Plan. Options granted under the Plan will be non-qualified stock options and will be subject to the following terms and conditions:

            (a) Exercise Price. The exercise price per share of Stock purchasable under an Option will be equal to 100% of the Fair Market Value of Stock on the date of grant of the Option; provided, however, that the exercise price per share of Stock purchasable under Options granted on the date of the Initial Public Offering shall be the initial offering price of the Stock.

            (b) Option Term. Each Option will expire at the earliest of (i) ten years after the date of grant, (ii) 12 months after the Participant ceases to serve as a director of the Company for any reason other than death, Disability, or Retirement or (iii) immediately upon the Participant's removal for Cause.

            (c) Exercisability. Each Option will become exercisable as to 25% of the Option shares on each of the first four anniversaries of the date of grant and will thereafter remain exercisable until the Option expires, provided that an Option previously granted to a Participant (i) will be fully exercisable in the event of a Change in Control, (ii) will be fully exercisable after the Participant ceases to serve as a director of the Company due to death, Disability, or Retirement, and (iii) will be exercisable after the Participant ceases to serve


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      as a director of the Company for any reason other than death, Disability, or Retirement if and to the extent the Option was exercisable at the date of such cessation of service.

            (d) Method of Exercise. Each Option may be exercised, in whole or in part, at such time as it is exercisable and prior to its expiration by giving written notice of exercise to the Company specifying the number of shares to be purchased and accompanied by payment in full of the exercise price in cash (including by check) or by surrender of shares of Stock having a Fair Market Value at the time of exercise equal to the exercise price, or a combination of a cash payment and surrender of such Stock.

      7.  GRANTS OF STOCK UNITS.

            (a) Annual Grants. Each director of the Company who, at the close of business on the date of each annual meeting of the Company's stockholders commencing in 1997, is then eligible under Section 5 hereof shall be granted 700 Stock Units.

            (b) Vesting of Stock Units. One-half of each grant of Stock Units under Section 7(a) hereof (including any Stock Units resulting from an adjustment in accordance with Section 10 hereof) shall be forfeited by a Participant who ceases to serve as a director of the Company prior to six months and a day after the grant date for any reason other than death, Disability, or Retirement. The remaining one-half of each such grant (including any Stock Units resulting from an adjustment in accordance with Section 10 hereof) shall be forfeited by a Participant who ceases to serve as a director of the Company prior to the next annual meeting of the Company's stockholders following the grant date for any reason other than death, Disability, or Retirement. Notwithstanding anything in the Plan to the contrary, a Participant's Stock Units shall become immediately vested and nonforfeitable in the event he or she ceases to serve as a director of the Company due to death, Disability, or Retirement or in the event of a Change in Control. Settlement of Stock Units shall occur as promptly as practicable after the date they become nonforfeitable, except as provided in Section 7(d) hereof.

            (c) Dividend Equivalents. A Participant to whom any Stock Unit is credited under this Section 7 shall be entitled to receive dividend equivalents, in the form of additional Stock Units, in accordance with
      Section 9 hereof. Such additional Stock Units shall be nonforfeitable and, except as provided in Section 7(e) hereof, shall be settled as promptly as practicable after the date they become nonforfeitable.

            (d) Settlement and Elective Deferral. The Company will settle Stock Units credited to the Participant's Stock Unit account resulting from Stock Units granted under Section 7(a) and dividend equivalents thereon by delivering to the Participant (or his or her beneficiary), as promptly as practicable after the end of the applicable deferral period, the number of shares of Stock equal to the number of such whole Stock Units then credited to such account as to which the deferral period has expired, together with cash in lieu of any fractional share at a time that less than one whole Stock Unit remains credited to such account. The deferral period shall end at the time the Stock Unit is to be settled as set forth in Sections 7(b) and 7(c), unless the Participant shall have filed an irrevocable written election with the Secretary of the Company by such date as may be specified by the Board electing to extend the period of deferral of settlement of Stock Units granted under Section 7(a) and dividend equivalents thereon, provided that, other provisions of the Plan notwithstanding, all such deferral periods will end upon the occurrence of a Change in


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      Control. Electively deferred Stock Units granted under Section 7(a) and dividend equivalents thereon shall be nonforfeitable.

      8.  DEFERRAL OF CASH FEES IN THE FORM OF STOCK UNITS.

            (a) Deferral of Fees Generally. Each director of the Company may, in lieu of current receipt of fees in cash, defer receipt of such fees in the form of Stock Units in accordance with this Section 8, provided that such director is then eligible under Section 5 hereof to defer fees at the date any such fee is otherwise payable. Fees that may be deferred include annual retainer fees for service on the Board, fees for attendance at meetings of the Board and committees of the Board, and other fees for services payable under then current policies of the Board.

            (b) Deferral Elections. Each director who elects to defer fees in the form of Stock Units for any calendar year must file an irrevocable written election with the Secretary of the Company by such date as may be specified by the Board. The election shall specify the percentage of fees to be deferred and the period or periods of deferral (subject to Section 8(e) hereof). An election by a director shall be deemed to be continuing and therefore applicable to Plan years after the year in respect of which the election is filed, unless the director revokes or changes such election by filing a new election form in accordance with this Section 8(b).

            (c) Crediting of Stock Units. At any date on which fees are payable to a Participant who has elected to defer fees in the form of Stock Units, the Company will credit such Participant's Stock Unit account with a number of Stock Units equal to the number of shares of Stock having an aggregate Fair Market Value at that date equal to the fees that otherwise would have been payable at such date but for the Participant's election to defer receipt of such fees in the form of Stock Units. Such Stock Units shall be nonforfeitable.

            (d) Dividend Equivalents. A Participant to whom any Stock Unit is credited under this Section 8 shall be entitled to receive dividend equivalents, in the form of additional Stock Units, in accordance with
      Section 9 hereof. Such additional Stock Units shall be nonforfeitable.

            (e) Settlement of Stock Units. The Company will settle Stock Units credited to the Participant's Stock Unit account under this Section 8 by delivering to the Participant (or his or her beneficiary), as promptly as practicable after the end of the applicable deferral period, the number of shares of Stock equal to the number of such whole Stock Units then credited to such account as to which the deferral period has expired, together with cash in lieu of any fractional share at a time that less than one whole Stock Unit remains credited to such account. Other provisions of the Plan notwithstanding, all deferral periods will end upon the occurrence of a Change in Control.

      9. CREDITING OF DIVIDEND EQUIVALENTS. A Participant shall be entitled to receive dividend equivalents, as of the payment date for any dividend or distribution on Stock, in an amount equal to the cash or fair market value of any property other than Stock paid as a dividend or distribution on a single share of Stock at that date multiplied by the number of Stock Units (including any fractional shares) credited to his or her Stock Unit account as of the record date for such dividend or distribution. Such dividend equivalents shall be credited as a number of Stock Units determined by dividing the aggregate amount of such cash or property by the Fair Market Value of a share of


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Stock at the payment date of the dividend or distribution. Dividends in the form of additional shares of Stock shall not result in the crediting of dividend equivalents, but will instead result in an adjustment in the number of shares credited as Stock Units, in accordance with Section 10 hereof.

      10. ADJUSTMENT PROVISIONS. In the event any recapitalization, reorganization, merger, consolidation, spinoff, combination, repurchase, exchange of shares or other securities of the Company, stock split or reverse split, stock dividend, other extraordinary dividend having a value in excess of 150% of the aggregate quarterly dividends paid during the 12-month period preceding the record date therefor, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of Participants' rights under the Plan, then the Board will, in a manner that is proportionate to the change to the Stock and is otherwise equitable, adjust (i) the number and kind of shares of Stock reserved for issuance under the Plan, (ii) the number and kind of shares of Stock to be subject to each automatic grant of Options and Stock Units under Sections 6 and 7 hereof, and (iii) the number and kind of shares of Stock to be issued and delivered in settlement of outstanding Options and Stock Units, and/or the exercise price of outstanding Options. The foregoing notwithstanding, no adjustment may be made hereunder except as shall be necessary to maintain the proportionate interest of a Participant under the Plan and to preserve, without exceeding, the value of outstanding Options and Stock Units and potential grants of Options and Stock Units. If at any date an insufficient number of shares of Stock are available under the Plan for the automatic grant of Options or Stock Units or the deferral of fees in the form of Stock Units at that date, Stock Units will first be automatically granted proportionately to Participants, to the extent shares are then available and otherwise as provided under Section 7 hereof; and then, if any shares remain available, Options will be automatically granted proportionately to Participants, to the extent shares are then available and otherwise as provided in Section 6 hereof; and then, if any shares remain available, Stock Units will be credited proportionately among Participants deferring fees in the form of Stock Units, to the extent shares are then available and otherwise as provided under Section 8 hereof.

      11. CHANGES TO THE PLAN. The Board may amend, alter, suspend, discontinue, or terminate the Plan or authority to grant Options under Section 6 hereof, Stock Units under Section 7 hereof or defer fees under Section 8 hereof without the consent of stockholders or Participants, except that any such action will be subject to the approval of the Company's stockholders at the next annual meeting of stockholders having a record date after the date such action was taken if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, or if the Board determines in its discretion to seek or obtain stockholder approval; provided that, without the consent of an affected Participant, no such action may impair the rights of such Participant in respect of any previously granted or outstanding Options, Stock Units or Stock Unit account.

      12.  GENERAL PROVISIONS.

            (a) Unfunded Nature of Plan; Agreements. Stock Unit accounts are maintained solely as bookkeeping entries by the Company evidencing unfunded obligations of the Company. Accordingly, Participants will not have rights to specific property of the Company or otherwise have rights other than as unsecured creditors in respect of such Stock Unit accounts. The Board may, however, authorize the creation of trusts and deposit Stock therein, or make other arrangements, to meet the Company's obligations under the Plan; provided, however, that such actions and all other actions under this Section 12(a) shall be


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      consistent with Section 12(d) hereof. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Board otherwise determines with the consent of each affected Participant. The Company's obligations under the Plan will be evidenced by agreements or other documents executed by the Company and the Participant incorporating the terms and conditions set forth in the Plan, together with such other terms and conditions not inconsistent with the Plan as the Board may from time to time approve.

            (b) Compliance with Laws and Obligations. The Company will not be obligated to issue or deliver shares of Stock in connection with any Option or in settlement of Stock Units in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any other federal or state securities law, any requirement under any listing agreement between the Company and any stock exchange or automated quotation system, or any other law, regulation or contractual obligation of the Company, until such laws, regulations and other obligations of the Company have been complied with to the satisfaction of the Company. Certificates representing shares of Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

            (c) Limitations on Transferability. No Options or Stock Units or right under the Plan which constitutes a derivative security as generally defined in Rule 16a-1(c) under the Exchange Act shall be pledged, hypothecated, or otherwise encumbered or subject to any lien, obligation, or liability of a Participant to any party (other than the Company or a subsidiary), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a designated beneficiary upon the death of the Participant, except that Options, Stock Units, and rights relating thereto may be transferred to one or more beneficiaries or other transferees during the lifetime of the Participant, but only if and to the extent such transfers are permitted by the Board pursuant to the express terms of an award agreement (subject to any terms and conditions which the Board may impose thereon) then permitted under Rule 16b-3, otherwise consistent with Section 12(d) hereof, and consistent with the registration of the offer and sale of shares of Stock related thereto on Form S-8, Form S-3, or such other registration form of the Securities and Exchange Commission as may then be filed and effective with respect to the Plan. A beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any award agreement applicable to such Participant, except as otherwise determined by the Board, and to any additional terms and conditions deemed necessary or appropriate by the Board.

            (d) Compliance with Rule 16b-3. It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 under the Exchange Act. Accordingly, if any provision of this Plan or any agreement hereunder does not comply with the requirements of Rule 16b-3 as then applicable to a Participant, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements with respect to such Participant. In addition, the Board shall have no authority to make any amendment, alteration, suspension, discontinuation or termination of the Plan and the Board shall have no authority to make any adjustment under Section 10 hereof, amend any agreement hereunder or take other action if and to the extent such authority would cause a transaction under the Plan by a Participant not to be exempt under Rule 16b-3 under the Exchange Act.


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            (e) Designation of Beneficiary. Each Participant may designate, on forms provided by the Company, one or more beneficiaries to receive the amounts distributable pursuant to the Plan in the event of such Participant's death. The Company may rely upon the beneficiary designation last filed in accordance with the terms of the Plan.

            (f) Crediting of Fractional Shares. The amount of Stock Units credited to a Stock Unit shall include any fractional share, calculated to at least three decimal places.

            (g) No Right To Continue as a Director. Nothing contained in the Plan or any agreement hereunder will confer upon any Participant any right to continue to serve as a director of the Company.

            (h) No Stockholder Rights Conferred. Nothing contained in the Plan or any agreement hereunder, including the grant of Options or crediting of Stock Units to a Participant's Stock Unit account, will confer upon any Participant (or beneficiary or transferee) any rights of a stockholder of the Company unless and until an Option is duly exercised by, or shares of Stock are in fact issued and delivered in settlement of Stock Units to, such Participant or his or her nominee (or beneficiary or transferee or a nominee thereof).

            (i) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations under the Plan, and any award agreement shall be determined in accordance with the Delaware General Corporation Law, without giving effect to principles of conflicts of laws, and applicable federal law.

            (j) Stockholder Approval, Effective Date, and Plan Termination. The Plan has been adopted by the Board with the consent of the stockholders of the Company and shall become effective upon the Initial Public Offering. Unless earlier terminated by action of the Board, the Plan will remain in effect until such time as no shares of Stock remain available for issuance under the Plan and the Company and Participants have no further rights or obligations under the Plan in respect of outstanding Options or Stock Units under the Plan.


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